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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
 Level 8 systems, Inc.:
Cary, North Carolina

     We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61494 of Level 8 Systems, Inc. on Form S-3 of our report dated February 12, 2001 (March 27, 2001, as to Note 23), appearing in this Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data", "Changes In and Disagreements with Accountants" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
July 10, 2001